Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A Amendment No. 4 of our report dated October 21, 2011 except for notes 8 and 12 which are dated February 10, 2012 with respect to the audited consolidated financial statements of Audio Eye, Inc. for the year ended December 31, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 13, 2012